Exhibit 3.4

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)

          Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is	Caraco Pharmaceutical Laboratories, Ltd.

2.	The identification number assigned by the Bureau is:	345-364

2.	Article III, Section 1 of the Articles of Incorporation is hereby amended to read as follows:

	1.	The total authorized capital stock is:

		Common Shares	50,000,000
		Preferred Shares	15,000,000

COMPLETE ONLY ONE OF THE FOLLOWING:
4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or Trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the __________day of __________, ________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Trustees.

Signed this ________ day of ___________, _________

Signature	Signature

(Type or Print Name)	(Type or Print Name)

Signature	Signature

(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.

The foregoing amendment to the Articles of Incorporation was duly adopted on the 3rd day of June, 2003, by the shareholders of a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

	☒	at a meeting the necessary votes were cast in favor of the amendment

	☐	was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

	☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

☐	Profit Corporations and Professional Service Corporations

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 18 day of December, 2006		Signed this _____ day of _______, _______

By	/s/ Daniel H. Movens

	(Signature of an authorized officer or agent)	By

(Signature President, Vice President, Chairperson or Vice-Chairperson

Daniel H. Movens, CEO

	(Type or Print Name)	(Type or Print Name)